EXHIBIT 99.1

                  Certifications of Principal Executive Officer

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President, Chief Operating Officer and Director of SVI Solutions, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q/A of the Registrant for the quarter ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  November 15, 2004                    /s/ Michael Tomczak
                                            ------------------------------------
                                            Michael Tomczak
                                            President, Chief Operating Officer
                                            and Director
                                            Principal Executive Officer